Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Ameritrans Capital Corporation and Subsidiaries:

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form N-2 and the related Prospectus of Ameritrans Capital Corporation and Subsidiaries and the incorporation by reference of our report dated September 28, 2012, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ Rosen Seymour Shapss Martin & Company LLP

New York, New York
September 28, 2012